Exhibit 99.1

Eastern Bankshares, Inc. and HarborOne Bancorp, Inc.

Announce Election Deadline for Merger Consideration, Expected Closing Date, and

Anticipated Delisting of HarborOne Common Stock in connection with the Merger

BOSTON, MA & BROCKTON, MA, October 16, 2025 – Eastern Bankshares, Inc. (“Eastern”) (NASDAQ Global Select Market: EBC), the holding company for Eastern Bank, and HarborOne Bancorp, Inc. (“HarborOne”) (NASDAQ Global Select Market: HONE), the holding company for HarborOne Bank, today jointly announced that:

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the deadline for holders of HarborOne common stock to elect their preferred form of merger consideration by completing the election materials previously sent to such holders is 5:00 p.m. (Eastern Time) on October 28, 2025 (the “Election Deadline”), unless extended;

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Eastern and HarborOne expect that the merger of HarborOne with and into Eastern (the “Merger”), which was previously announced on April 24, 2025, and the related merger of HarborOne Bank with and into Eastern Bank, will become effective shortly after midnight (Eastern Time) on November 1, 2025 (“Effective Time”); and

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HarborOne has initiated the process to delist its common stock from the NASDAQ Global Select Market following the close of trading on October 31, 2025, the last day on which HarborOne common stock will trade.

Merger Consideration Election Process for HarborOne Shareholders

Mailing of Election Materials

As previously disclosed, on September 24, 2025, Eastern caused the election form and letter of transmittal (together with the related instructions, the “Election Materials”) to be distributed to holders of record of HarborOne common stock to make an election (the “Election”) as to the form of merger consideration they wish to receive in exchange for the HarborOne common stock they own. The Election process of HarborOne shareholders is referred to in this press release as the “Shareholder Election Process.” Continental Stock Transfer & Trust Company (the “Exchange Agent”) is the Exchange Agent appointed by Eastern to distribute the Election Materials and to process Elections submitted by HarborOne shareholders.

Stock and Cash Merger Consideration

As disclosed previously, including in the definitive proxy statement/prospectus filed by Eastern with the Securities and Exchange Commission (the “SEC”) on June 27, 2025 (the “proxy statement/prospectus”), at the Effective Time, shares of HarborOne common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, at the election of each HarborOne shareholder, and subject to the allocation, proration and other procedures specified in the Agreement and Plan of Merger among Eastern, Eastern Bank, HarborOne and HarborOne Bank (the “Merger Agreement”), either:

•	0.765 shares of Eastern common stock per share of HarborOne common stock (“Stock Consideration”), with cash in lieu of any fractional share;

•	$12.00 in cash per share of HarborOne common stock (“Cash Consideration”); or

•	a combination of Stock Consideration and Cash Consideration.

The Stock Consideration and Cash Consideration are sometimes collectively referred to as the “Merger Consideration.” The receipt of the Merger Consideration will be subject in each case to applicable withholding taxes, if any, and be payable without interest.

The allocation and proration provisions in the Merger Agreement are designed to ensure that the total number of shares of HarborOne common stock entitled to receive the Stock Consideration will be greater than or equal to 75% but not more than 85% of the aggregate number of shares of HarborOne common stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares of HarborOne common stock subject to HarborOne restricted stock awards, but excluding shares of HarborOne common stock, if any, to be cancelled as provided in the Merger Agreement), and all other shares of HarborOne common stock issued and outstanding immediately prior to the Effective Time will be entitled to receive the Cash Consideration. (The allocation and proration procedures specified in the Merger Agreement are summarized in the Election Materials and the proxy statement/prospectus.)

Shareholder Election Process

As further described in the Election Materials, for a HarborOne shareholder to make a valid Election, a properly completed Election Form and any HarborOne stock certificate(s), together with any other required documents described in the Election Materials, must be received by the Exchange Agent prior to the Election Deadline. (The deadline for HarborOne ESOP and 401(k) plan participants to make their elections with respect to their indirect beneficial ownership of HarborOne common stock through the ESOP and 401(k) plans is 5:00 p.m. (Eastern Time) on October 23, 2025.)

HarborOne shareholders who hold their shares through a broker, bank, trustee or other nominee should follow the instructions of such broker, bank, trustee or other nominee as to the procedures for making Elections and exchanging their shares of HarborOne common stock.

HarborOne shareholders should carefully read the Election Materials provided to them, as well as the relevant portions of the proxy statement/prospectus and the Merger Agreement, before making their Elections.

Any HarborOne shareholder who does not make a proper Election by the Election Deadline will have their shares of HarborOne common stock exchanged for Stock Consideration, Cash Consideration or a combination of the two depending on the valid Elections of other HarborOne shareholders and subject to the allocation and proration procedures in the Merger Agreement. (HarborOne ESOP and 401(k) plan participants who do not make a proper and timely Election with respect to their indirect beneficial ownership of HarborOne common stock through the ESOP and/or 401(k) plans will have their shares elected by the respective plan trustee in proportion to the elections made by other plan participants, subject to the allocation and proration procedures in the Merger Agreement.)

HarborOne shareholders who have questions about the Shareholder Election Process, wish to confirm the Election Deadline or wish to obtain copies of the Election Materials may contact Innisfree M&A Incorporated, Eastern’s information agent for the Shareholder Election Process, via telephone at (877) 800-5182 from 10 a.m. to 7 p.m. (Eastern Time) Monday to Friday, and Saturday from 10 a.m. to 12 p.m. (Eastern Time).

Additional Information and Where to Find It

The Merger Agreement is Annex A to the proxy statement/prospectus.

Electronic copies of the Merger Agreement, the proxy statement/prospectus and the Election Materials, as well as other filings containing information about Eastern and HarborOne, may be obtained at the website of the SEC at sec.gov; and on the respective corporate websites of Eastern and HarborOne at investor.easternbank.com and harboronebancorp.com. (These web addresses are included as inactive textual references only.) Copies of the Merger Agreement, the proxy statement/prospectus and the Election Materials are also available, without charge, by directing a request to Eastern’s Investor Relations team via email at a.hersom@easternbank.com or by telephone at (617) 897-1177 , or to HarborOne Investor Relations, via email at SFinocchio@HarborOne.com or by telephone at (508) 895-1180.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Factors relating to the proposed Merger that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the Merger may not materialize in the timeframe expected or at all, or may be more costly to achieve; that prior to the completion of the Merger or thereafter, Eastern or HarborOne may not perform as expected due to Merger-related uncertainty or other factors; that Eastern is unable to successfully implement its integration strategies; reputational risks and the reaction of the companies’ customers to the Merger; the inability to implement onboarding or transition plans and other consequences associated with the Merger; continued pressures and uncertainties within the banking industry and Eastern and HarborOne’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, and legislative, regulatory, and fiscal policy changes and related compliance costs; and diversion of management time on Merger-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to our respective businesses generally that are disclosed in Eastern’s and HarborOne’s respective 2024 Annual Reports on Form 10-K. Eastern’s and HarborOne’s SEC filings are accessible on the SEC’s website at sec.gov and on their respective corporate websites of Eastern and HarborOne at investor.easternbank.com and harboronebancorp.com. (These web addresses are included as inactive textual references only.) Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern and HarborOne claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, each company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Eastern Bankshares, Inc.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with 109 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. As of June 30, 2025, Eastern Bank had approximately $25.5 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management division, the largest bank-owned independent investment adviser in Massachusetts with $8.7 billion in assets under management, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Eastern Bankshares, Inc:

Media contact:

Andrea Goodman

a.goodman@easternbank.com

781-598-7847

Investor contact:

Andrew Hersom

a.hersom@easternbank.com

617-897-1177

HarborOne Bancorp, Inc:

Media contact:

David Tryder

Dtryder@HarborOne.com

508-895-1313

Investor contact:

Stephen W. Finocchio

SFinocchio@HarborOne.com

508-895-1180